UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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Andrea Electronics Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, If Other Than the Registrant)

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September 27, 2005

Dear Stockholders:

You are cordially invited to attend the 2005 annual meeting of stockholders of Andrea Electronics Corporation (the “Company”) which will be held on Tuesday November 1, 2005 at 2:00 p.m. local time, at the Radisson Hotel MacArthur Airport, 1730 North Ocean Avenue, Holtsville, New York.

The attached notice of annual meeting and the proxy statement describe the business to be transacted at the annual meeting. Directors and officers of the Company as well as a representative of Marcum & Kliegman LLP, the Company’s independent auditors, will be present at the annual meeting to respond to any questions that our stockholders may have regarding the business to be transacted.

Please sign and return the enclosed proxy card promptly. Your cooperation is appreciated since a majority of the outstanding common stock must be represented, either in person or by proxy, to constitute a quorum for the conduct of business at the annual meeting.

On behalf of the Board of Directors and all of the employees of the Company, I thank you for your continued interest and support.

Sincerely yours,

/s/ DOUGLAS J. ANDREA
Douglas J. Andrea
Chairman of the Board, President,
Chief Executive Officer and
Corporate Secretary

ANDREA ELECTRONICS CORPORATION

65 Orville Drive

Bohemia, New York 11716

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD TUESDAY, NOVEMBER 1, 2005

On Tuesday, November 1, 2005, Andrea Electronics Corporation will hold its annual meeting of shareholders at Radisson Hotel MacArthur Airport, 1730 North Ocean Avenue, Holtsville, New York. The meeting will begin at 2:00 p.m., local time. At the meeting, shareholders will consider and act on the following:

1.	The election of five directors to hold office until the next annual meeting of shareholders;

2.	The approval of an amendment to the Andrea Electronics Corporation 1998 Stock Plan to increase the number of shares of the Company’s common stock issuable thereunder to 6,375,000 shares from 5,275,000 shares;

3.	The ratification of the selection of Marcum & Kliegman LLP as the Company’s independent accountants for the year ending December 31, 2005;

4.	Such other business as may properly come before the meeting.

Note:	As of the date of this notice, the board of directors is not aware of any other business to come before the meeting.

Only shareholders of record as the close of business on September 15, 2005 are entitled to receive notice of the meeting and to vote at the meeting and any adjournment or postponement of the meeting.

Please complete and sign the enclosed form of proxy, which is solicited by the Board of Directors, and mail it promptly in the enclosed envelope. The proxy will not be used if you attend the meeting and vote in person.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ DOUGLAS J. ANDREA
Douglas J. Andrea
Chairman of the Board, President,
Chief Executive Officer and
Corporate Secretary

Bohemia, New York

September 27, 2005

IMPORTANT: The prompt return of proxies will save the Company the expense of further requests for proxies in order to ensure a quorum. A self-addressed envelope is enclosed for your convenience. No postage is required if mailed in the United States.

ANDREA ELECTRONICS CORPORATION

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Andrea Electronics Corporation (“Andrea Electronics” or the “Company”) to be used at the 2005 annual meeting of shareholders of the Company. The annual meeting will be held at the Radisson Hotel MacArthur Airport located at 1730 North Ocean Avenue, Holtsville, New York on Tuesday, November 1, 2005 at 2:00 p.m., local time. This proxy statement and the enclosed proxy card are being first mailed on or about September 27, 2005 to shareholders of record.

General Information about Voting

Who Can Vote at the Meeting

You are entitled to vote your Company common stock only if the records of the Company show that you held your shares as of the close of business on September 15, 2005. As of the close of business on September 15, 2005, a total of 57,883,575 shares of Andrea Electronics common stock were outstanding. Each share of common stock has one vote.

Attending the Meeting

If you are a beneficial owner of Company common stock held by a broker, bank or other nominee (i.e., in “street name”), you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of Company common stock held in street name in person at the meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

Vote Required

The annual meeting will be held only if there is a quorum present. A quorum exists if a majority of the outstanding shares of common stock entitled to vote is represented at the meeting. If you return valid proxy instructions or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted for purposes of determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

Directors must be elected by a plurality of the votes cast by holders of common stock at the annual meeting. This means that the nominees receiving the greatest number of votes will be elected. Votes that are withheld and broker non-votes will have no effect on the election of directors. The affirmative vote of a majority of the votes cast by holders of common stock is required to approve: (i) the amendment to the Andrea Electronics Corporation 1998 Stock Plan to increase the number of shares of the Company's common stock issuable; and (ii) the appointment of Marcum & Kliegman LLP as independent auditors. Abstentions and broker non-votes will have no effect on these proposals.

Voting by Proxy

The board of directors of the Company is sending you this proxy statement for the purpose of requesting that you allow your shares of Company common stock to be represented at the annual meeting by the persons named in the enclosed proxy card. All shares of Company common stock represented at the annual meeting by properly executed and dated proxies will be voted according to the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company’s Board of Directors. The Board of Directors recommends a vote “FOR” each of the nominees for director, “FOR” the amendment to the Andrea Electronics Corporation 1998 Stock Plan to increase the number of shares of the Company's common stock issuable thereunder to 6,375,000 shares from 5,275,000 shares; and “FOR” ratification of Marcum & Kliegman LLP as independent auditors.

If any matters not described in this proxy statement are properly presented at the annual meeting, the persons named in the proxy card will use their own best judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the annual meeting in order to solicit additional proxies. If the annual meeting is postponed or adjourned, your Company common stock may be voted by the persons named in the proxy card on the new annual meeting date as well, unless you have revoked your proxy. The Company does not know of any other matters to be presented at the annual meeting.

You may revoke your proxy at any time before the vote is taken at the meeting. To revoke your proxy you must either advise the Secretary of the Company in writing before your Company common stock has been voted at the annual meeting, deliver a later dated proxy, or attend the meeting and vote your shares in person. Attendance at the annual meeting will not in itself constitute revocation of your proxy.

If your Company common stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. Your broker, bank or other nominee may allow you to deliver your voting instructions via the telephone or the Internet. Please see the instruction form provided by your broker, bank or other nominee that accompanies this proxy statement. If you wish to change your voting instructions after you have returned your voting instruction form to your broker or bank, you must contact your broker or bank.

Corporate Governance

General

Andrea Electronics periodically reviews its corporate governance policies and procedures to ensure that Andrea Electronics meets the highest standards of ethical conduct, reports results with accuracy and transparency and maintains full compliance with the laws, rules and regulations that govern Andrea Electronics’ operations. As part of this periodic corporate governance review, the Board of Directors reviews and adopts best corporate governance policies and practices for Andrea Electronics.

Corporate Governance Policy

      Andrea Electronics has adopted a corporate governance policy to govern certain activities, including:

(1)	the duties and responsibilities of the Board of Directors and each director;

(2)	the composition and operation of the Board of Directors;

(3)	the establishment and operation of Board committees;

(4)	convening executive sessions of independent directors;

(5)	succession planning;

(6)	the Board of Directors’ interaction with management and third parties; and

(7)	the evaluation of the performance of the Board of Directors and of the chief executive officer.

Code of Business Ethics and Conduct

Andrea Electronics has adopted a Code of Business Ethics and Conduct that is designed to ensure that the Company’s directors, executive officers and employees meet the highest standards of ethical conduct. The Code of Business Ethics and Conduct requires that the Company’s directors, executive officers and employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the Company’s best interest. Under the terms of the Code of

Business Ethics and Conduct, directors, executive officers and employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code.

As a mechanism to encourage compliance with the Code of Business Ethics and Conduct, the Company has established procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters. These procedures ensure that individuals may submit concerns regarding questionable accounting or auditing matters in a confidential and anonymous manner. The Code of Business Ethics and Conduct also prohibits the Company from retaliating against any director, executive officer or employee who reports actual or apparent violations of the Code.

Meetings of the Board of Directors and Fees

The Company conducts business through meetings and activities of its Board of Directors and their committees. During the year ended December 31, 2004, the Board of Directors of the Company held 5 regular meetings. No incumbent director attended fewer than 75% of the total meetings of the Board of Directors and the committees on which he served during the year ended December 31, 2004. Independent directors each receive an annual retainer of $5,000 in the form of Company common stock and are paid $500 for attendance at Board meetings and $250 for attendance at committee meetings. The Chairperson of each committee receives 25,000 stock options for his or her past year’s service. These stock option grants will have an exercise price equal to the fair market value of the Company’s common stock on the date of grant, a 6-month vesting period and a term of 10 years.

Committees of the Board of Directors

Audit Committee. The Board of Directors has a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The Audit Committee consists of Joseph J. Migliozzi (chairman), Gary A. Jones, Louis Libin and Jonathan D. Spaet. The Audit Committee meets with management and Company financial personnel, as well as with the Company’s independent accountants, to consider the adequacy of the internal controls of the Company and the objectivity of the Company’s financial reporting. The Audit Committee met 7 times during the fiscal year ended December 31, 2004. Each member of the Audit Committee is independent in accordance with the listing standards of the American Stock Exchange. The Board of Directors has determined that Joseph J. Migliozzi is an audit committee financial expert under the rules of the Securities and Exchange Commission. The Audit Committee acts under a written charter adopted by the Board of Directors, a copy of which was included as Appendix A to the 2004 proxy statement. The report of the audit committee required by the rules of the Securities and Exchange Commission is included in this proxy statement. See “Proposal 3–Ratification of Independent Auditors–Report of the Audit Committee.”

Compensation Committee. The Compensation Committee consists of Jonathan D. Spaet (chairman), Gary A. Jones, Louis Libin and Joseph J. Migliozzi. The Compensation Committee administers the Company’s stock option plans and makes recommendations to the Board of Directors with respect to the compensation of management. The Compensation Committee did not meet during the fiscal year ended December 31, 2004. Each member of the Compensation Committee is independent under the listing standards of the American Stock Exchange.

Nomination and Governance Committee. The Nomination and Governance Committee consists of Mr. Jones (chairman), Louis Libin, Joseph J. Migliozzi and Jonathan D. Spaet and takes a leadership role in shaping Andrea Electronics’ governance policies and practices, including recommending to the Board of Directors the corporate governance policies and guidelines applicable to Andrea Electronics and monitoring compliance with these policies and guidelines. In addition, the Nomination and Governance Committee is responsible for identifying individuals qualified to become Board members and recommending to the Board the director nominees for election at the next annual meeting of stockholders. This committee also leads the Board in its annual review of the Board’s performance and recommends to the Board director candidates for each committee for appointment by the Board. The Nomination and Governance Committee met once to select Board of Directors’ nominees for election as directors at this annual meeting. Each member of the Nomination and Governance Committee is independent in accordance with the listing standards of the American Stock Exchange definition of independence qualifications for nominating committee members. The Nomination and Governance Committee acts under a written charter adopted by the Board of Directors, a copy of which was included as Appendix B to the 2004 proxy statement. The procedures of the Nomination and Governance Committee required to be disclosed by the rules of the Securities and Exchange Commission are included in this proxy statement. See “Nomination and Governance Committee Procedures.”

Attendance at the Annual Meeting. The Board of Directors encourages directors to attend the annual meeting of stockholders. All directors, except one, attended the 2004 annual meeting of stockholders.

Stock Ownership

The following table sets forth certain information as of September 15, 2005, with respect to the common stock ownership of (i) each director or nominee for director of the Company, (ii) each executive officer named in the Summary Compensation Table and (iii) all directors and executive officers of the Company as a group.

Name of Beneficial Owner	Number of Shares Owned (excluding options)		Number of Shares that May Be Acquired Within 60 days by Exercising Options	Percent of Common Stock Outstanding(1)
Douglas J. Andrea	261,014	(2)	2,075,000	3.9%
Paul E. Donofrio(3)	—	(4)	650,000	1.1%
Corisa L. Guiffre	2,750		330,000	*
Gary A. Jones	57,037		145,000	*
Louis Libin	55,037		110,000	*
Joseph J. Migliozzi	39,412		130,000	*
Jonathan D. Spaet	39,412		110,000	*
Directors and executive officers as a group (7 persons) (5)	454,662		3,555,000	6.5%

*	Less than 1%

(1)	Percentages with respect to each person or group of persons have been calculated on the basis of 57,883,575 shares of Company common stock, plus the number of shares of Company common stock which such person or group of persons has the right to acquire within 60 days from September 15, 2004, by the exercise of options. The information concerning the shareholders is based upon information furnished to the Company by such shareholders. Except as otherwise indicated, all of the shares next to each identified person or group are owned of record and beneficially by such person or each person within such group and such persons have sole voting and investment power with respect thereto.

(2)	Includes 12,438 and 3,876 shares owned by Mr. Andrea’s spouse and Mr. Andrea’s daughter, respectively.

(3)	Former President and Chief Executive Officer.

(4)	The number of shares owned is as of January 25, 2005, Mr. Donofrio’s date of termination.

(5)	Includes Mr. Donofrio, former President and Chief Executive Officer.

The following table sets forth certain information as of September 15, 2005, with respect to the stock ownership of beneficial owners of more than 5% of the Company’s outstanding common:

Name and Address	Number of Shares Owned		Percent of Common Stock Outstanding(1)
Alpha Capital Aktiengesellschaft Pradafant 7, Furstentums 9490Vaduz, Liechtenstein	5,887,346	(2)	10.2%
Nickolas W. Edwards 937 Pine Ave, Long Beach, CA 90813	3,138,000	(3)	5.4%

(1)	Percentages with respect to each person or group of persons have been calculated on the basis of 57,883,575 shares of Company common stock.

(2)	Based on information filed with the Securities and Exchange Commission in a Schedule 13G on February 16, 2005 by Alpha Capital Aktiengesellschaft.

(3)	Based on information filed with the Securities and Exchange Commission in a Schedule 13G on September 7, 2005 by Nickolas W. Edwards.

Proposal 1 - Election of Directors

The By-laws of the Company provide that the Board of Directors shall consist of not less than three and not more than ten directors as determined by the Board. The Board of Directors currently consists of five directors, and the Board has determined that the number of directors to be elected at the annual meeting shall be five. The persons listed below have been nominated by the Board for election as directors to serve until the next annual meeting of shareholders and until their respective successors have been elected and qualified.

Unless otherwise specified in the form of proxy, the proxies solicited by management will be voted “FOR” the election of these nominees.

The Board of Directors recommends that you vote “FOR” the election of these nominees.

In case any of these nominees become unavailable for election to the Board of Directors, an event which is not anticipated, the persons named as proxies, or their substitutes, shall have full discretion and authority to vote or refrain from voting for any other nominee in accordance with their judgment.

Board Nominees for Election as Directors

Information on director nominees of the Company follows (ages are as of December 31, 2004):

Douglas J. Andrea, age 42, has been President and Chief Executive Officer since January 2005, Chairman of the Board of Directors since November 2001, a Director of the Company since 1991 and Corporate Secretary since 2003. He was Co-Chairman and Co-Chief Executive Officer of the Company from November 1998 until August 2001. He served as Co-President of the Company from November 1992 to November 1998, as Vice President - Engineering of the Company from December 1991 to November 1992, and as Secretary of the Company from 1989 to January 1993.

Gary A. Jones, age 59, has been a Director of the Company since April 1996. He has served as President of Digital Technologies, Inc. since 1994 and was Chief Engineer at Allied Signal Ocean Systems from 1987 to 1994. From March 1998 to December 2000, Mr. Jones was the Managing Director of Andrea Digital Technologies, Inc, a wholly-owned subsidiary of Andrea Electronics Corporation.

Louis Libin, age 46, has been a Director of the Company since February 2002. He is President of Broad Comm, Inc., a consulting group specializing in advanced television broadcast, interactive TV, Internet Protocol and wireless communications. Prior to his tenure at Broad Comm, Mr. Libin was Chief Technology Officer for NBC, and was responsible for all business and technical matters for satellite, wireless and communication issues for General Electric and NBC. Since 1989, Mr. Libin has represented the United States on satellite and transmission issues at the International Telecommunications Union (the ITU) in Geneva, Switzerland. Mr. Libin is a Senior Member of the Institute of Electrical and Electronic Engineers (IEEE), and is a member of the National Society of Professional Engineers.

Joseph J. Migliozzi, age 55, has been a Director of the Company since September 2003. He operates his own management consulting firm since 2001. From 1997 to 2001 Mr. Migliozzi was the Chief Operating and Financial Officer of Voyetra Turtle Beach. Prior to that, he served in various executive management positions in the electronics manufacturing industries, with both financial and operational responsibilities. Mr. Migliozzi is a Certified Public Accountant.

Jonathan D. Spaet, age 49, has been a Director of the Company since 2003. He is Vice-President of Advertising Sales for Time Warner Cable Nation Ad Sales since September 2004, overseeing advertising sales for Time Warner Cable markets around the country. Previously, he was Vice-President of Sales for Westwood One Radio Networks, managing ad sales one of the largest radio groups in the country. From 2002 to 2003, he was the Chief Operating Officer of MEP Media, a company that was starting a digital cable channel devoted to the music enthusiast. Prior to MEP, he was President of Ad Sales for USA Networks, supervising ad sales, marketing, research and operations for both USA and Sci-fi, two top-tier cable channels. Previously, he was President of Ad Sales for About.com. This followed 15 years at NBC, where Mr. Spaet’s career included a six-year position in NBC Cable and nine years in the NBC Television Stations Group.

Information about Executive Officers Who Are Not Directors

The following information is provided for an executive officer, who is not also a director:

Corisa L. Guiffre, age 32, has been the Company’s Vice President and Chief Financial Officer of the Company since June 2003 and Assistant Corporate Secretary since October 2003. Ms. Guiffre joined the Company in November 1999 and served as Vice President and Controller until June 2003. Prior to joining the Company she was part of the Audit, Tax and Business Advisory divisions at Arthur Andersen LLP. She is a Certified Public Accountant, a member of the American Institute of Certified Public Accountants and a member of the New York State Society of Certified Public Accountants.

The executive officers of the Company are elected annually and hold office until their successors have been elected and qualified or until they are removed or replaced.

Executive Compensation

The following table sets forth information for the last three fiscal years relating to compensation earned by each person who served as chief executive officer and the other executive officers who received salary and bonuses over $100,000 during the year ended December 31, 2004.

Name and Principal Position	Year	Salary	Bonus			Restricted Stock Awards(1)		Stock Options (#)
Douglas J. Andrea, Chairman of the Board, Chief Executive Officer, and Corporate Secretary(2)	2004 2003 2002	$190,503 179,030 178,685	$	— 50,000 125,000	(3)	$	— — 102,000	650,000 — 250,000

Paul E. Donofrio, Former Director, Former President and Chief Executive Officer(4)	2004 2003	$192,449 73,723		$50,000 20,833		$	— — —	300,000 350,000

Corisa L. Guiffre, Vice-President, Chief Financial Officer and Assistant Corporate Secretary	2004 2003 2002	$129,000 113,770 99,000	$	— — —		$	— — —	— — —

(1)	In 2002, includes 150,000 shares of stock granted to Douglas J. Andrea, which vested on the day of the grant.

(2)	Effective January 2005, Douglas J. Andrea became President and Chief Executive Officer in addition to the Chairman of the Board and Corporate Secretary.

(3)	Per Mr. Andrea’s employment contract, he is entitled to a $50,000 bonus for the year ended December 31, 2004. Mr. Andrea has deferred payment of his bonus until such time that the Company cash flow positive.

(4)	Mr. Donofrio’s employment terminated as President and Chief Executive Officer of the Company in January 2005. Mr. Donofrio joined the Company in August 2003.

The following table summarizes for each of the executive officers named in the “Executive Compensation” table the number of shares covered by options granted during 2004.

Option Grants in Last Fiscal Year

Name	Number of securities underlying options granted (#)		Percentage of total options granted to employees in fiscal year	Exercise price ($/share)	Expiration Date
Douglas J. Andrea	400,000	(1)	39.0%	$0.13	6/14/14
	250,000	(2)	24.4%	$0.10	8/4/14
Paul E. Donofrio	300,000	(2)	29.3%	$0.10	8/4/14

(1)	The shares covered by this option grant are fully vested as of the grant date.

(2)	Of the shares covered by this option grant, none can be purchased during the six-months following the grant; 100% can be purchased after the first six-months of the grant.

The following table summarizes for each of the executive officers named in the “Executive Compensation” table the number of shares acquired and value realized upon exercise of options during fiscal 2004 and the aggregate dollar value of in-the-money, unexercised options at December 31, 2004. None of the executive officers exercised or held any SARs during the year.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year End – Exercisable/ Unexercisable	Value of Unexercisable In-the-Money Options at Fiscal Year End – Exercisable/ Unexercisable(1)
Douglas J. Andrea	—	$—	1,225,000 / 250,000	$ — / $ —
Paul E. Donofrio	—	$—	350,000 / 300,000	$ — / $ —
Corisa L. Guiffre	—	$—	80,000 / —	$ — / $ —

(1)	Values were based on a closing trade price for Andrea’s Common Stock on December 31, 2004 of $0.05 per share. Options are in-the-money only if the market value of shares covered by options is greater than the exercise price.

Employment Agreements

In August 2003, Paul E. Donofrio joined the Company as its President and Chief Executive Officer. Pursuant to his employment agreement, Mr. Donofrio received an annual base salary of $200,000, a minimum annual prorated bonus of $50,000 and received a stock grant of 300,000 options. Mr. Donofrio was also entitled to a change in control payment equal to one times his base salary with continuation of health and medical benefits for one year in the event of a change in control and subsequent termination of employment other than for cause. Effective January 25, 2005, Mr. Donofrio was terminated without cause and resigned as a Director of the Company. In connection with his termination, the Company and Mr. Donofrio entered into a separation agreement and general release to resolve any obligations owed Mr. Donofrio under his existing employment agreement and any other obligations or liabilities the Company may have to Mr. Donofrio (the “Release Agreement”).

The Release Agreement, dated January 25, 2005, between the Company and Mr. Donofrio provides for the following terms:

•	Termination of Mr. Donofrio’s existing employment agreement with the Company effective January 25, 2005;

•	Payment to Mr. Donofrio of a $50,000 lump sum payment on February 11, 2005;

•	Payment to Mr. Donofrio of $30,000 to be paid over a six month period ($5,000 per month) with the final $2,500 payment to be contingent upon receipt by the Company from Mr. Donofrio at the end of the six month period of an additional release agreement;

In June 2004, the Company entered into a one-year employment contract with the Chairman of the Board, Douglas J. Andrea, which automatically renews for one additional one-year term and expires June 2006. Pursuant to his employment agreement, Mr. Andrea receives an annual base salary of $200,000 per annum through August 3, 2005 and $225,000 per annum thereafter, a minimum annual prorated bonus of $50,000 and an annual stock grant of 250,000 options. Mr. Andrea is also be entitled to a change in control payment equal to one times his base salary with continuation of health and medical benefits for one year in the event of a change in control and subsequent termination of employment other than for cause. Mr. Andrea agreed to postpone payment of his $50,000 bonus for the period ending December 31, 2004.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and officers and persons who beneficially own more than ten percent of the Company’s Common Stock to file with the Securities and Exchange Commission (“SEC”) initial reports of ownership and reports of changes in ownership of Common Stock in the Company. Officers, directors and greater-than-ten percent shareholders are also required to furnish the Company with copies of all Section 16(a) reports they file. To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and written representation that no other reports were required, during the fiscal year ended December 31, 2004, the Company’s directors and officers met all applicable SEC filing requirements, except that two transactions on one Form 4 by Douglas J. Andrea and one transaction on one Form 4 by Paul E. Donofrio were not filed on a timely basis. These transactions relate to options granted during the year ended December 31, 2004.

Proposal 2 -

Approval And Authorization Of An Increase In The Number Of Shares Subject To

The Andrea Electronics Corporation 1998 Stock Plan

The Board of Directors of the Company believes that in order to attract and retain employees and consultants of the highest caliber, provide increased incentive for directors, officers and key employees and to continue to promote the success of the Company, it is in the best interests of the Company and its shareholders to provide directors, officers, key employees and consultants of the Company and its subsidiaries, through the grant of stock or stock-related incentive awards, the opportunity to participate in the value and/or appreciation in value of the Company’s common stock. As of September 15, 2005, awards covering an aggregate of 4,757,500 shares of the Company’s common stock remain outstanding under the 1998 Stock Plan with 119,153 shares remaining for additional awards thereunder, and unexercised awards covering an aggregate of 275,000 shares remain outstanding under the Company’s 1991 Performance Equity Plan. No further awards may be granted under the 1991 Performance Equity Plan. The Board of Directors has therefore approved an amendment to the 1998 Plan to increase the number of shares of common stock available for grant under the 1998 Plan to 6,375,000 shares from 5,275,000 shares. No awards or decisions to make awards have been granted or made pursuant to the 1998 Plan to purchase any of the shares proposed to be added to the 1998 Plan by this amendment. At the Annual Meeting, shareholders will be asked to approve and authorize this amendment. The affirmative vote of a majority of the votes cast by the shareholders is required for approval of the amendment, with abstentions and broker “non-votes” not counted as votes cast.

Summary Of The 1998 Plan

Administration. The 1998 Plan is administered, at the discretion of the Board of Directors of the Company, by its Compensation Committee (in such capacity, the “Administrator”). The Administrator has full authority, subject to the provisions of the 1998 Plan, to award (i) Stock Options, and/or (ii) Stock Purchase Rights (collectively “Awards”). Subject to the provisions of the 1998 Plan, the Administrator determines, among other things, the persons to whom from time to time Awards may be granted (“Holders” or “Participants”), the specific type of Awards to be granted, the number of shares subject to each Award, share prices, any restrictions or limitations on such Awards, and any vesting, exchange, deferral, surrender, cancellation, acceleration, termination, exercise or forfeiture provisions related to such Awards. However, under the current policies of the Company, all awards granted to Directors must be approved by the Board of Directors. The interpretation and construction by the Administrator of any provisions of, and the determination by the Administrator of any questions arising under, the 1998 Plan or any rule or regulation established by the Administrator pursuant to the 1998 Plan are final, conclusive and binding on all persons interested in the 1998 Plan. Awards under the 1998 Plan are evidenced by agreements (“Agreements”).

In the event of a merger or sale of substantially all of the assets of the Company, each outstanding Award shall be assumed or an equivalent award substituted by the successor corporation, unless full and immediate vesting is otherwise provided in the Agreement covering that award or in the employment agreement of the Holder. In the event that a successor corporation refuses to assume or substitute for Awards, Holders shall fully vest in and have the right to exercise such Awards as to all shares of Common Stock issuable thereunder, including shares which would not otherwise be vested or exercisable.

In order to prevent the dilution or enlargement of the rights of Holders under the 1998 Plan, the number of shares of Common Stock covered by each outstanding Stock Option and Stock Purchase Right, and the number of shares of Common Stock authorized by the 1998 Plan is subject to adjustment by the Board in the event of any increase or decrease in the number of shares of outstanding Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company. The shares of Common Stock acquirable pursuant to the Awards are made available from authorized and unissued shares of Common Stock. If any unexercised Award granted under the 1998 Plan is forfeited or terminated, the shares of Common Stock that were available pursuant to such Award are again available for distribution under the 1998 Plan.

Unless determined otherwise by the Administrator, Awards granted under the 1998 Plan may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution and may be exercised only by the Holder during his or her lifetime.

Eligibility. Subject to the provisions of the 1998 Plan, Awards may be granted to employees, officers, directors and consultants who are deemed to be engaged by the Company to render services and who are compensated for such services. Incentive Options may be awarded only to persons who, at the time of such awards, are employees of the Company.

Types Of Awards

Options. The 1998 Plan provides both for “incentive” stock options (“Incentive Options”) as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) and for options not qualifying as Incentive Options (“Non-Statutory Stock Options”), both of which may be granted with any other stock based award under the 1998 Plan. The Administrator will determine the exercise price per share of Common Stock purchasable under each Incentive Option or Non-Statutory Stock Option (collectively, “Options”). The exercise price of an Incentive Option may not be less than 100% of the fair market value on the date of grant (or, in the case of an Incentive Option granted to a person possessing more that 10% of the total combined voting power of all classes of stock of the Company, not less than 110% of such fair market value). The exercise price of a Non-Statutory Stock Option which is intended to be performance-based compensation under Section 162(m) of the Code may not be less that 100% of the fair market value on the date of the grant. An Incentive Option may only be exercised within 10 years of the date of the grant (or within five years in the case of an Incentive Option granted to a person who, at the time of the grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company) or such other lesser period as the Administrator may specify at the time of the grant. Subject to any limitations or conditions the Administrator may impose, Options may be exercised, in whole or in part, at any time during the term of the Option by giving written or electronic notice of exercise from the person entitled to exercise the Option. Such notice must be accompanied by payment in full of the purchase price, such payment consisting of any consideration and/or method of payment authorized by the Administrator and permitted by the Agreement. Generally, if the Holder ceases to be an employee, officer, director or consultant of the Company other than as a result of death or disability, then the portion of any Option that has vested by the date of such termination may be exercised for such period as is specified in the Agreement or, if not specified, within three months after termination. In the event the Holder’s employment with the Company is terminated due to disability, the Holder may still exercise the portion of his or her Option that had vested by the date of termination for a period of twelve months (or such other shorter period as the Administrator may specify at the time of grant) from the date of such termination. Similarly, should a Holder die while in the employment of the Company or a Subsidiary, his or her legal representative or beneficiary under his or her will may exercise the portion of the decedent Holder’s Option that had vested by the time of death for a period of twelve months from such death (or such other shorter period as the Administrator may specify at the time of grant).

Stock Purchase Rights. The Administrator may grant Stock Purchase Rights in conjunction with any Option granted under the 1998 Plan. The Administrator shall determine, in its sole discretion, the terms, provisions and conditions of each Agreement under which Stock Purchase Rights may be granted. Unless otherwise provided in the Agreement, the Company will have a repurchase option, at a price equal to the original price paid by the purchaser, which is exercisable upon the voluntary or involuntary termination of the purchaser's service with the Company, including death or disability.

Withholding Taxes. Upon the exercise of any Award granted under the 1998 Plan, the Administrator may allow, subject to the provisions of the 1998 Plan, Holders to satisfy Federal, state and local withholding tax obligations by electing to have the Company withhold from the shares of Common Stock to be issued upon exercise of an Option or Stock Purchase Right that number of shares which have a fair market value equal to the amount of the withholding tax due under applicable Federal, state and local laws.

Terms and Amendments. Unless terminated by the Board, the 1998 Plan shall continue in effect for a term of 10 years. The Board may at any time, and from time to time, amend, alter, suspend or terminate the 1998 Plan.

Federal Income Tax Consequences. The following discussion of the federal income tax consequences of participation in the 1998 Plan is only a summary of the general rules applicable to the grant and exercise of Options and Stock Purchase Rights and does not give specific details or cover, among other things, state, local and foreign tax treatment of participation in the 1998 Plan. The information contained in this section is based on present law and regulations, which are subject to being changed prospectively or retroactively. The Company does not intend to expense any stock options that it may grant prior to the approval of financial accounting standards requiring expensing of options.

Incentive Options. The Participant will recognize no taxable income upon the grant or exercise of an Incentive Option. The Company will not qualify for any deduction in connection with the grant or exercise of Incentive Options. Upon a disposition of the shares after the later of two years from the date of grant or one year after the transfer of the shares to the Participant, the Participant will recognize the difference, if any, between the amount realized and the exercise price as long-term capital gain or long-term capital loss (as the case may be) if the shares are capital assets. The excess, if any, of the fair market value of the shares on the date of exercise of an Incentive Option over the exercise price will be treated as an item of tax preference for a Participant’s taxable year in which the exercise occurs and may result in an alternative minimum tax liability for the Participant. The Participant will recognize the excess, if any, of the amount realized over the fair market value of the shares on the date of exercise, if the shares are capital assets, as short-term or long-term capital gain, depending on the length of time that the Participant held the shares, and the Company will not qualify for a deduction with respect to such excess.

If Common Stock acquired upon the exercise of an Incentive Option is disposed of prior to the expiration of the holding periods described above, (i) the Participant will recognize ordinary compensation income in the taxable year of disposition in an amount equal to the excess, if any, of the lesser of the fair market value of the shares on the date of exercise or the amount realized on the disposition of the shares, over the exercise price paid for such shares; and (ii) the Company will qualify for a deduction equal to any such amount recognized, subject to the limitation that the compensation be reasonable. In the case of a disposition of shares in the same taxable year as the exercise of the option, there will be no item of tax preference for alternative minimum tax purposes.

Non-Statutory Stock Options and Stock Purchase Rights. With respect to Non-Statutory Stock Options and Stock Purchase Rights (i) upon grant, the Participant will recognize no income; (ii) upon exercise (if the shares of Common Stock are not subject to a substantial risk of forfeiture), the Participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price, and the Company will qualify for a deduction in the same amount, subject to the requirement that the compensation be reasonable; and (iii) the Company will be required to comply with applicable Federal income tax withholding requirements with respect to the amount of ordinary compensation income recognized by the Participant. On a disposition of the shares, the Participant will recognize gain or loss equal to the difference between the amount realized and the sum of the exercise price and the ordinary compensation income recognized. Such gain or loss will be treated as capital gain or loss if the shares are capital assets and as short-term or long-term capital gain or loss, depending upon the length of time that the participant held the shares. If the shares acquired upon exercise of a Non-Statutory Stock Option or Stock Purchase Right are subject to a substantial risk of forfeiture, the Participant will recognize income at the time when the substantial risk of forfeiture is removed and the Company will qualify for a corresponding deduction at such time.

Equity Compensation Plan Information

The following table sets forth certain information as of September 15, 2005, for all compensation plans, including individual compensation arrangements under which equity securities of the company are authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options. warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	5,032,500	$1.56	119,153
Equity compensation plans not approved by security holders	—	—	—

The Board of Directors recommends that you vote “FOR” the approval of an amendment to the Andrea Electronics Corporation 1998 Stock Plan to increase the number of shares of the Company's common stock issuable thereunder to 6,375,000 shares from 5,275,000 shares.

Proposal 3 -

Ratification of Appointment of Independent Auditors

The Audit Committee of the Board of Directors has appointed Marcum & Kliegman LLP to be the Company’s independent auditors for the fiscal year ending December 31, 2005, subject to the ratification by stockholders. A representative of Marcum & Kliegman LLP is expected to be present at the annual meeting to respond to appropriate questions from stockholders and will have the opportunity to make a statement should he or she desire to do so.

Unless marked to the contrary, the shares represented by the enclosed proxy card will be voted “FOR” ratification of the appointment of Marcum & Kliegman LLP as the independent auditors of the Company.

The Board of Directors recommends that you vote “FOR” the ratification of the appointment of Marcum & Kliegman LLP as the independent auditors of the Company.

Audit Fees

The following table sets forth the fees billed to the Company for the fiscal years ending December 31, 2004 and 2003 by Marcum & Kliegman LLP:

Marcum & Kliegman LLP	2004	2003
Audit Fees	$126,000	$124,125
Audit-related fees (1)	$4,950	$20,323
Tax fees	$—	$—
All other fees	$—	$—

(1)	Includes fees for consulting and assistance with securities filings.

Pre-Approval of Services by the Independent Auditor

The Audit Committee has adopted a policy for pre-approval of audit and permitted non-audit services by the Company’s independent auditor. The Audit Committee will consider annually and, if appropriate, approve the provision of audit services by its external auditor and consider and, if appropriate, pre-approve the provision of certain defined audit and non-audit services. The Audit Committee also will consider on a case-by-case basis and, if appropriate, approve specific engagements that are not otherwise pre-approved.

Any proposed engagement that does not fit within the definition of a pre-approved service may be presented to the Audit Committee for consideration at its next regular meeting or, if earlier consideration is required, to the Audit Committee or one or more of its members. The member or members to whom such authority is delegated shall report any specific approval of services at its next regular meeting. The Audit Committee will regularly review summary reports detailing all services being provided to the Company by its external auditor.

During the year ended December 31, 2004, all services were approved, in advance, by the Audit Committee in compliance with these procedures.

Report of the Audit Committee

The Company’s management is responsible for the Company’s internal control over financial reporting. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those financial statements with generally accepted accounting principals. The Audit Committee oversees the Company’s internal control over financial reporting on behalf of the Board of Directors.

In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees), including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees) and has discussed with the independent auditors the auditors’ independence from the Company and its management. In concluding that the auditors are independent, the Audit Committee considered, among other factors, whether the non-audit services provided by the auditors were compatible with its independence.

The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for their audit. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal control over financial reporting, and the overall quality of the Company’s financial reporting process.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2004 for filing with the Securities and Exchange Commission. The Audit Committee has appointed, subject to shareholder ratification, the selection of the Company’s independent auditors for the fiscal year ended December 31, 2005.

The Audit Committee of the Board of Directors of Andrea Electronics Corporation

Joseph J. Migliozzi (chairman)
Gary A. Jones
Jonathan D. Spaet
Louis Libin

Nomination and Governance Committee Procedures

General

It is the policy of the Nomination and Governance Committee of the Board of Directors of Company to consider director candidates recommended by stockholders who appear to be qualified to serve on the Company’s Board of Directors. The Nomination and Governance Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Nomination and Governance Committee does not perceive a need to increase the size of the Board of Directors. In order to avoid the unnecessary use of the Nomination and Governance Committee’s resources, the Nomination and Governance Committee will consider only those director candidates recommended in accordance with the procedures set forth below.

Procedures to be Followed by Stockholders

To submit a recommendation of a director candidate to the Nomination and Governance Committee, a stockholder should submit the following information in writing, addressed to the Chairman of the Nomination and Governance Committee, care of the Corporate Secretary, at the main office of the Company:

1.	The name of the person recommended as a director candidate;

2.	All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended;

3.	The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

4.	As to the stockholder making the recommendation, the name and address, as they appear on the Company’s books, of such stockholder; provided, however, that if the stockholder is not a registered holder of the Company’s common stock, the stockholder should submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of the Company’s common stock; and

5.	A statement disclosing whether such stockholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

In order for a director candidate to be considered for nomination at the Company’s annual meeting of stockholders, the recommendation must be received by the Nomination and Governance Committee at least 120 calendar days prior to the date the Company’s proxy statement was released to stockholders in connection with the previous year’s annual meeting, advanced by one year.

Minimum Qualifications

The Nomination and Governance Committee has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the Board of Directors. First a candidate must meet any eligibility requirements set forth in the Company’s bylaws. A candidate also must meet any qualification requirements set forth in any Board or committee governing documents.

The Nomination and Governance Committee will consider the following criteria in selecting nominees: business experience; integrity, honesty and reputation; dedication to the Company and its stockholders; independence; and any other factors the Nomination and Governance Committee deems relevant, including age, diversity, size of the Board of Directors and regulatory disclosure obligations.

In addition, prior to nominating an existing director for re-election to the Board of Directors, the Nomination and Governance Committee will consider and review an existing director’s Board and committee attendance and performance; length of Board service; experience, skills and contributions that the existing director brings to the Board; and independence.

Process for Identifying and Evaluating Nominees

The process that the Nomination and Governance Committee follows when it identifies and evaluates individuals to be nominated for election to the Board of Directors is as follows:

Identification. For purposes of identifying nominees for the Board of Directors, the Nomination and Governance Committee relies on personal contacts of the committee members and other members of the Board of Directors. The Nomination and Governance Committee also will consider director candidates recommended by stockholders in accordance with the policy and procedures set forth above. The Nomination and Governance Committee has not previously used an independent search firm to identify nominees.

Evaluation. In evaluating potential nominees, the Nomination and Governance Committee determines whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under the selection criteria set forth above. In addition, the Nomination and Governance Committee will conduct a check of the individual’s background and interview the candidate.

Submission of Business Proposals and

Shareholder Nominations

The Company must receive proposals that stockholders seek to include in the proxy statement for the Company’s next annual meeting no later than May 30, 2006. If next years annual meeting is held on a date more than 30 calendar days from November 1, 2006, a stockholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation for such annual meeting. Any stockholder proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.

The Company’s By-laws provide that in order for a shareholder to make nominations for the election of directors or proposals for business to be brought before the annual meeting, a shareholder must give written notice of such nominations and/or proposals to the Secretary not less than 90 days prior to the date of the annual meeting. A copy of the By-laws may be obtained from the Company.

Stockholder Communications

The Company encourages stockholder communications to the Board of Directors and/or individual directors. Stockholders who wish to communicate with the Board of Directors or an individual director should send their communications to the care of Corisa L. Guiffre; Chief Financial Officer, Andrea Electronics Corporation at 65 Orville Drive, Bohemia, NY 11716. Communications regarding financial or accounting policies should be sent to the attention of the Chairman of the Audit Committee. All other communications should be sent to the attention of the Chairman of the Nomination and Governance Committee.

Miscellaneous

The solicitation of proxies in the enclosed form is made on behalf of the Board of Directors and the cost of this solicitation is being paid by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone or telegraph using the services of directors, officers and regular employees of the Company at nominal cost. Banks, brokerage firms and other custodians, nominees and fiduciaries will be reimbursed by the Company for expenses incurred in sending proxy material to beneficial owners of the Company’s stock.

A copy of the Company’s Form 10-KSB for the fiscal year ended December 31, 2004, as filed with the Securities and Exchange Commission has been mailed to persons who were shareholders as of the close of business on September 15, 2005. Any shareholder who has not received a copy of the Annual Report may obtain a copy by writing to the Corporate Secretary of the Company. The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated in this proxy statement by reference.

If you and others who share your address own your shares in “street name,” your broker or other holder of record may be sending only one annual report and proxy statement to your address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a shareholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, he or she should contact the broker or other holder of record. If you own your shares in “street name” and are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting your broker or other holder of record.

By Order of the Board of Directors

/s/ DOUGLAS J. ANDREA
Douglas J. Andrea
Chairman of the Board and Corporate Secretary

Bohemia, New York

September 27, 2005

You are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend the annual meeting, you are requested to sign, date and promptly return the accompanying proxy card in the enclosed postage-paid envelope.

REVOCABLE PROXY

ANDREA ELECTRONICS CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

November 1, 2005

2:00 p.m. Local Time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned Shareholder(s) of ANDREA ELECTRONICS CORPORATION, a New York corporation (“Company”), hereby appoints Douglas J. Andrea and Corisa L. Guiffre, or either of them, with full power of substitution and to act without the other, as the agents, attorneys and proxies of the undersigned, to vote the shares standing in the name of the undersigned at the Annual Meeting of Shareholders of the Company to be held on Tuesday, November 1, 2005 and at all adjournments thereof. This proxy will be voted in accordance with the instructions given below. If no instructions are given, this proxy will be voted “FOR” all of the following proposals.

1.	To elect the following Directors: Douglas J. Andrea; Gary A. Jones; Louis Libin; Joseph J. Migliozzi and Jonathan D. Spaet.

FOR ☐ WITHHELD ☐

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name above)

2.	To approve an amendment to the Andrea Electronics Corporation 1998 Stock Plan to increase the number of shares of the Company’s common stock issuable thereunder to 6,375,000 shares from 5,275,000 shares.

FOR ☐ AGAINST ☐ ABSTAIN ☐

3.	To ratify the selection of Marcum & Kliegman LLP as the Company’s independent accountants for the year ending December 31, 2005.

FOR ☐ AGAINST ☐ ABSTAIN ☐

☐ I plan on attending the Annual Meeting.

Date , 2005

Signature

Signature if held jointly

Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.